INVESTMENT ADVISORY AGREEMENT

          AGREEMENT made as of October 1, 2001, between VARIABLE INSURANCE FUNDS, a Massachusetts business trust (herein called the "Trust"), and Fifth Third Asset Management, an Ohio corporation with its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (herein called the "Investment Adviser").

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to certain investment portfolios of the Trust (the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment. The Trust hereby appoints the Investment Adviser to act as investment adviser to the Funds identified on Schedule A hereto for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          2. Availability of Documents. The Trust has made available to the Investment Adviser copies properly certified or authenticated of each of the following:

             (a) the Trust's Amended and Restated Declaration of Trust dated as of July 20, 1994 and amended and restated as of February 5, 1997, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

             (b) the Trust's By-laws and amendments thereto;

             (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

             (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on July 20, 1994 and all amendments thereto;

             (e) the Trust's Registration Statement on Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-81800) and under the 1940 Act as filed with the Securities and Exchange Commission and all amendments thereto; and

             (f) the Funds' most recent prospectuses and Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

                  The Trust will make available to the Investment Adviser from time to time copies of all amendments of or supplements to the foregoing.

         3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities and investments and cash equivalents in said Funds. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Investment Adviser further agrees that it:

             (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

             (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser, including applicable state insurance laws of which the Trust informs the Investment Adviser. The Trust shall inform the Investment Adviser regarding any such laws of which it becomes aware pursuant to any applicable fund participation agreement, or otherwise;

             (c) will not knowingly make loans to any person to purchase or carry units of beneficial interest in the Trust or make loans to the Trust;

             (d) will place orders pursuant to its investment determinations for the Trust either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services ("BISYS"), Fifth Third Asset Management, or any affiliated person of either the Trust, BISYS, or Fifth Third Asset Management, except to the extent permitted by the 1940 Act and the Securities and Exchange Commission;

             (e) will maintain all books and records with respect to its transactions with the Trust, to the extent required by Rule 31a-1(f) under the 1940 Act, and will furnish the Trust's Board of Trustees such periodic and special reports as the Board reasonably may request;

             (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

             (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Trust, the Investment Adviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

          4. Services Not Exclusive. The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

          5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2(e) under the 1940 Act all records maintained by it pursuant to Rule 31a-1(f) under the 1940 Act, and also to preserve for the periods prescribed by 31a-2 all other records the Investment Adviser agrees in writing to maintain pursuant to Rule 31a-1.

          6. Expenses. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Trust.

          7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, each of the Funds will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee computed daily and paid monthly at the applicable annual rate set forth on Schedule A hereto. Each Fund's obligation to pay the above-described fee to the Investment Adviser will begin as of the latter of the date hereof or the date of the initial public sale of shares in that Fund. The fee attributable to each Fund shall be the obligation of that Fund and not of any other Fund.

          If in any fiscal year the aggregate expenses of any of the Funds exceed any applicable expense limitation imposed by law or regulation, the Investment Adviser will reimburse the Fund for a portion of such excess expenses (after repayment of fees received in excess of contractual fee rates) equal to such excess times the ratio of the fees otherwise payable by the Fund to the Investment Adviser hereunder to the aggregate fees otherwise payable by the Fund to the Investment Adviser hereunder and to BISYS Fund Services Ohio, Inc. ("BISYS Ohio") under the Administration Agreement between BISYS Ohio and the Trust, unless otherwise agreed by the Investment Adviser and BISYS Ohio. The obligation of the Investment Adviser to reimburse the Funds hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse the Funds for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

          8. Limitation of Liability. The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          9. Duration and Termination. This Agreement will become effective as to a particular Fund as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act. Unless sooner terminated, this Agreement shall continue in effect for an initial term of two years and thereafter shall continue in effect for successive periods of one year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

          10. Investment Adviser's Representations. The Investment Adviser hereby represents and warrants as follows:

             (a) it will manage each Fund so that each Fund will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and will comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder, and any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance contracts;

             (b) It shall immediately notify the Trust upon having a reasonable basis for believing that any Fund has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder; and

             (c) it shall be responsible for making inquiries and for reasonably ensuring that any employee of the Investment Adviser, any person or firm that the Investment Adviser has employed or with which it has associated, or any employee thereof has not, to the best of the Investment Adviser's knowledge, in any material connection with the handling of Trust assets: (i) been convicted, in the last ten (10) years, of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

          11. Insurance Company Offerees. All parties acknowledge that the Trust will offer its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies, as well as to qualified pension and retirement plans. The Trust and the Investment Adviser agree that shares of the Funds may be offered only to the separate accounts and general accounts of insurance companies that are approved in writing by the Investment Adviser. The Investment Adviser agrees that shares of the Funds may be offered to separate accounts and the general account of Hartford Life Insurance Company and to separate accounts and the general accounts of any insurance companies that are affiliated with Hartford Life Insurance Company. The Investment Adviser and the Trust agree that the
Investment Adviser shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.

          12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

          13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of The Commonwealth of Massachusetts.

             The names "Variable Insurance Funds" and "Trustees of Variable Insurance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Variable Insurance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interestholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.



             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            VARIABLE INSURANCE FUNDS



Seal                                        By:
                                               ---------------------------------

                                            Name:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------



                          FIFTH THIRD ASSET MANAGEMENT

Seal

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------





                                                         Dated:  October 1, 2001

                                   Schedule A
                      to the Investment Advisory Agreement
        between Variable Insurance Funds and Fifth Third Asset Management


         NAME OF FUND                            COMPENSATION*
         ------------                            ------------


Fifth Third Quality Growth VIP Fund              Annual rate of seventy
                                                 one-hundredths of one
                                                 percent (.70%) of the
                                                 average daily net assets of
                                                 such Fund.

--------------------------------------------------------------------------------

* All fees are computed daily and paid monthly.


                                           VARIABLE INSURANCE FUNDS

                                           By:_______________________________
                                           Name:_____________________________
                                           Title:____________________________


                                           FIFTH THIRD ASSET MANAGEMENT

                                           By:________________________________
                                           Name:______________________________
                                           Title:  ___________________________